Exhibit 99.1

Ascent Solar Technologies, Inc. Announces $5M Financing Agreement with BD1 Holdings

Capital commitment arrives as Ascent executes turnaround plan that includes global expansion and investments in commercializing Perovskites solar technology

THORNTON, CO / GLOBE NEWSWIRE / APRIL 25, 2023 – Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (“ASTI” or the “Company”), the leading U.S. innovator in the design and manufacture of featherweight, flexible, CIGS thin-film photovoltaic (PV) solutions, announced today that it has entered into a USD $5M debt financing agreement with BD1 Investment Holdings, a substantial existing stockholder of the Company. The Company will receive the monies in four monthly installments. The first tranche (for $2 million) will close in mid-May 2023. Three subsequent tranches (each for $1 million) will close in mid-June, mid-July, and mid-August 2023. The proceeds of the investment will be used for general business operations and working capital for future initiatives.

This commitment from BD1 Holdings arrives as the Company accelerates a strategic plan that includes global expansion, new revenue streams and established leadership in advanced Perovskites solar technology. Today’s announcement is preceded by a series of announcements in the last 45 days including a 300% increase in modern manufacturing capacity at a new location in Switzerland, a new $9M round of equity financing, and the inauguration of a new Center of Excellence focused on Perovskites commercialization.

“This newest financial commitment is an affirmation of ASTI’s strategic plan from a well-respected and repeat investor group,” said Jeffrey Max, Chief Executive Officer of ASTI. “The funds from this agreement will provide ASTI with the resources to continue the enhancement of our solar manufacturing operations, while bolstering sales and marketing as we work towards expanding our global customer base. Investments of this nature are imperative for us to execute our mission and to help customers use our thin-film flexible PV material to unlock more opportunities to deploy solar, globally..”

About Ascent Solar Technologies, Inc.

Backed by 20+ years of R&D, 17 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. (ASTI) is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in scenarios where traditional rigid solar panels don’t work. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial and commercial construction, and in consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s Headquarters is located in Thornton, Colorado, and Ascent’s 15MW manufacturing facility is located in Zurich, Switzerland. To learn more, please visit https://www.ascentsolar.com

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the financing transaction, our business strategy and the potential uses of the proceeds from the transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

Media Contact

Spencer Herrmann
FischTank PR
ascent@fischtankpr.com

Investor Contact

James Masters

Vallum Advisors

ir@ascentsolar.com